Exhibit 10.1

Agreement

Party A: Dandong Bao Feng Seedling Technology Co.

Party B: Fanyun Meng

Due to the need of management, the land area of Dandong Bao Feng Seedling Technology Co., Ltd. is adjusted from 308.14 mu to 210 mu (subject to GPS measurement), and the remaining 98.14 mu of land is handed over to Fanyun Men for management. Now the relevant matters are agreed as follows.

1. Dandong Bao Feng Seedling Technology Co., Ltd. to renew the lease of 210 mu of land and delivery of rent, according to 465 yuan / mu, a total of 97,650 yuan.

2. Land rent is paid in advance for two years (2022 and 2023), total: 195,300 yuan. The rent is given to Fangyun Meng to transfer to the land contractor.

3.Dandong Bao Feng Seedling Technology Co., Ltd. agrees to pay corn subsidies and agricultural subsidies according to regulations (2021: land area of 308.14 mu; 2022, 2023 land area of 210 mu)

4. Party B is prohibited to engage in Acer Truncatum seedling breeding on the 98.14 mu of land.

This agreement is in duplicate, effective from the date of signature. Within the agreement period, both parties shall not breach the contract, and if there is a breach of contract, the party shall compensate the economic loss of the party in compliance.

Party A: Dandong Bao Feng Seedling Technology Co.

Party B: Meng Fangyun            ID number: 210624195911133219

March 28, 2022